UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008 (January 22, 2008)

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.02.	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 22, 2008, the Compensation Committee of the Board of Directors of Bancorp Rhode Island, Inc. (the “Registrant”) approved the executive cash incentive compensation plan (the “Plan”) for the current year. Under the Plan, incentive bonuses for senior executive officers of the Registrant will be determined based upon achieving the Registrant’s 2008 budgeted net income. The Plan provides for threshold, minimum intermediate, target, maximum intermediate and maximum awards to the Registrant’s executive officers based upon the level of net income achieved versus the level of net income budgeted by the Registrant as indicated in the Incentive Compensation Grid filed herewith as Exhibit 10. The Plan provides for a higher total incentive award than previously awardable to executives under the Registrant’s prior cash incentive plan and was approved after consideration of recommendations made by the Compensation Committee’s independent consultants, Pearl Meyer & Partners.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Exhibit

10	2008 Incentive Compensation Grid

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

By:	/s/ Merrill W. Sherman
______________________________

Merrill W. Sherman

Chief Executive Officer

Date: January 28, 2008